EXHIBIT 5(b)

May 18, 2012

FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Re: FirstEnergy Corp., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to FirstEnergy Corp., an Ohio corporation (“FirstEnergy”), in connection with the Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), filed on May 18, 2012 by FirstEnergy with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to FirstEnergy contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by FirstEnergy of an unspecified number or amount and aggregate initial offering price of securities (the “Securities”) consisting of (a) shares of FirstEnergy’s common stock, par value $0.10 per share (the “Common Stock”), (b) shares of FirstEnergy’s Preferred Stock, par value $100.00 per share (the “Preferred Stock”), (c) senior unsecured debt securities of FirstEnergy (the “Debt Securities”), (d) warrants (the “Warrants”) to purchase FirstEnergy’s debt or equity securities, securities of third parties or certain other rights, or any combination of the foregoing, (e) share purchase contracts (the “Contracts”) obligating holders to purchase from FirstEnergy, and FirstEnergy to sell to holders, shares of Common Stock in the future, and (f) share purchase units (the “Units”) consisting of a share purchase contract and either FirstEnergy’s debt securities or debt obligations of third parties. The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act.

We have examined originals or certified copies of (a) the Registration Statement, (b) the Indenture (For Unsecured Debt Securities), dated as of November 15, 2001 and filed as Exhibit 4(g) to the Registration Statement (as amended, supplemented or modified from time to time, the “Indenture”), between FirstEnergy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), (c) the Statement of Eligibility of the Indenture Trustee on Form T-1, and (d) such other certificates and documents of officials of FirstEnergy, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced

One Bryant Park / New York, New York 10036-6745 / 212.872.1000 / fax: 212.872.1002 / akingump.com

FirstEnergy Corp.

May 18, 2012

copies, and that the Securities will conform to the applicable specimen thereof filed as an exhibit to the Registration Statement.

In addition, this opinion assumes that:

(a) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Act and will remain effective and shall not have been terminated or rescinded through any offer and sale of Securities;

(b) for each type or series of Securities FirstEnergy offers by means of a Prospectus, FirstEnergy will have prepared and filed with the Commission under the Act a Prospectus Supplement which describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities being offered, which also describes that other type or series;

(c) FirstEnergy will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplements and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Securities will not violate any applicable law or any debt securities of FirstEnergy or result in a default or breach of any agreement binding upon FirstEnergy, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

(d) in the case of Securities of any type which FirstEnergy issues and sells, the Board of Directors of FirstEnergy (or any authorized committee thereof (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize and approve the issuance of those Securities and the other Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities, and approve the terms of the offering and sale of those Securities;

(e) the terms of the Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, FirstEnergy’s Amended Articles of Incorporation, including any amendments thereto, FirstEnergy’s Amended Code of Regulations, including any amendments thereto, or other organizational documents of FirstEnergy or any applicable law or any agreement or instrument binding on FirstEnergy and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over FirstEnergy and, if such Securities constitute Debt Securities, in conformity with the Indenture and the applicable resolutions of the Board, supplemental indenture or officer’s certificate relating to such Debt Securities;

(f) FirstEnergy and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive purchase, underwriting or similar agreement relating to those Securities, which shall have been duly authorized, executed and delivered by FirstEnergy and the other parties thereto;

FirstEnergy Corp.

May 18, 2012

(g) in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance on that conversion, exchange, redemption or exercise;

(h) at the time of the issuance of the Securities, (i) FirstEnergy will be a corporation existing and in good standing under the laws of the State of Ohio and (ii) FirstEnergy will have all necessary corporate power and due authorization;

(i) at the time of execution, authentication, issuance and delivery of any Debt Securities of any series, (i) the Board will have designated and established the terms of the series to which those Debt Securities belong and those Debt Securities will not include any provision that is unenforceable; (ii) the Indenture and the Trustee under the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable; (iii) the Indenture will continue to be, and any supplemental indenture to the Indenture or officer’s certificate delivered pursuant to the Indenture relating to such Debt Securities will have been authorized, executed and delivered by FirstEnergy and the Trustee; (iv) forms of Debt Securities complying with the terms of the Indenture and evidencing those Debt Securities will have been executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the applicable resolution of the Board or supplemental indenture or officer’s certificate relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement therefore; and (iv) the Indenture, including any supplemental indenture or officer’s certificate relating to such Debt Securities, will be valid and binding obligation of each party thereto other than FirstEnergy, enforceable against such party in accordance with its terms, and shall purport to be governed by the laws of the State of New York;

(j) in the case of Warrants, (i) the Board will have designated and established the terms of such Warrants and any related warrant agreement and such Warrants and related warrant agreement will not include any provision that is unenforceable; (ii) forms of such Warrants complying with the terms of the related warrant agreement and evidencing those Warrants will have been executed and delivered in accordance with the provisions of the related warrant agreement; and (iii) any such definitive warrant or similar agreement shall have been authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, and shall purport to be governed by the laws of the State of New York; and

(k) in the case of Contracts or Units, (i) the Board will have designated and established the terms of such Contracts or Units and any related purchase contract agreements and such Contracts or Units and related purchase contract agreements will not include any provision that is unenforceable; (ii) forms of such Contracts or Units complying with the terms of the related purchase contract agreements and evidencing those Contracts or Units will have been executed and delivered in accordance with the provisions of the related purchase contract agreements; and (iii) any such definitive purchase contract or similar agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and shall purport to be governed by the laws of the State of New York.

FirstEnergy Corp.

May 18, 2012

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to Securities constituting Debt Securities, when such Debt Securities have been duly executed, authenticated, issued and delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the Indenture and any applicable resolutions of the Board, supplemental indenture or officer’s certificate relating to the Debt Securities and any applicable definitive purchase, underwriting or similar agreement, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be valid and binding obligations of FirstEnergy.

2. With respect to Securities constituting Warrants, when (i) FirstEnergy has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued, delivered and paid for as contemplated by the Registration Statement, the Prospectus, and the applicable Prospectus Supplement and in accordance with the applicable definitive warrant or similar agreement, such Warrants will be valid and binding obligations of FirstEnergy.

3. With respect to Securities constituting Contracts or Units, when (i) FirstEnergy has taken all necessary action to authorize and approve the issuance of such Contracts or Units, the terms of the offering thereof and related matters and (ii) such Contracts or Units have been duly executed, countersigned, issued, delivered, and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement in accordance with the applicable definitive purchase contract or similar agreement, such Contracts or Units will be valid and binding obligations of FirstEnergy.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

B. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding at law or in equity), and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

FirstEnergy Corp.

May 18, 2012

C. This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to FirstEnergy or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.